                                                                   Exhibit 5.1.1



                                McKee Nelson LLP
                                 5 Times Square
                            New York, New York 10036



August 19, 2002

Mellon Residential Funding Corporation
One Mellon Center, Room 410
Pittsburgh, PA  15258

Re:      Mellon Residential Funding Corporation
         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Mellon Residential Funding Corporation, a Delaware corporation (the "Company"), in connection with the authorization and issuance from time to time in one or more series of Mellon Residential Funding Corporation Mortgage Pass-Through Certificates (the "Certificates"). A Registration Statement on Form S-3 relating to the Certificates (the "Registration Statement") is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. As set forth in the Registration Statement, the Certificates will be issued from time to time in series by separate trusts (each, a "Trust") established by the Company pursuant to the conditions of a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") for each such series among the Company, the seller (each, a "Seller"), the master servicer (each, a "Master Servicer") identified therein and an independent trustee identified therein (each, a "Trustee").

We have examined original or reproduced or certified copies of the Certificates of Incorporation and By-laws of the Company, each as amended to date, records of action taken by the Company's Board of Directors, a form of Pooling and Servicing Agreement, forms of Certificates, the prospectus and form of prospectus supplement relating to Mellon Residential Funding Corporation Mortgage Pass-Through Certificates (the "Prospectus"), and the other agreements and documents filed as exhibits thereto. We also have examined such other documents, papers, statutes and authorities as we deem necessary as a basis for the opinions hereinafter set forth. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us as certified or reproduced copies. As to various matters of fact material to such opinions, we have relied upon the representations and warranties in the form of Pooling and Servicing Agreement and statements and certificates of officers and representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

Mellon Residential Funding Corporation
August 19, 2002
Page 2


         1. When a Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by the Company, the Seller, the Master Servicer and the Trustee, it will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         2. When a Series of Certificates has been duly and validly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time) and when executed as specified in, and delivered pursuant to, a Pooling and Servicing Agreement, and when sold as described in the Registration Statement, such Certificates will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement, and will be fully paid and nonassessable.

         3. The opinions in each Prospectus under the caption "Federal Income Tax Considerations - Opinions,"accurately set forth our opinions as to the matters covered thereby.

         4. The information in each Prospectus under the caption "Federal Income Tax Considerations" (other than the information under "-- Opinions"), represents a fair and accurate summary of the material Federal income tax consequences of an investment in the Certificates

In rendering the foregoing opinions, we express no opinion as to laws of any jurisdiction other than the State of New York and the Federal law of the United States of America. Our opinions expressed in paragraphs 1 and 2 are subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and we express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in each Prospectus and to the filing of this opinion, as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Certificates under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Mckee Nelson LLP

McKee Nelson LLP